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As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-173867

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stewart & Stevenson LLC
(to be converted under Delaware law to a corporation and renamed Stewart & Stevenson Inc.)
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	3533 (Primary Standard Industrial Classification Code Number)	20-3974034 (I.R.S. Employer Identification No.)

1000 Louisiana St.
Suite 5900
Houston, TX 77002
(713) 751-2700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

John B. Simmons
Chief Financial Officer
1000 Louisiana St.
Suite 5900
Houston, TX 77002
(713) 751-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
William F. Henze, Esq. J. Eric Maki, Esq. Jones Day 222 East 41st Street New York, NY 10017 (212) 326-3939	Stephan J. Feder, Esq. John C. Ericson, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017 (212) 455-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

The purpose of this Amendment No. 2 to the Form S-1 Registration Statement is to file additional exhibits. Accordingly, this Amendment consists only of the facing page, this explanatory note and Part II of the Registration Statement. The prospectus and financial statements are unchanged and have been omitted.

 Part II
Information not required in prospectus

Item 13.    Other expenses of issuance and distribution.

The following table shows the costs and expenses, other than underwriting discounts and commissions, to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates, other than the SEC registration fee, the FINRA filing fee and the New York Stock Exchange listing fee.

SEC registration fee	$34,180
FINRA filing fee	29,940
New York Stock Exchange listing fee	250,000
Accounting fees and expenses	500,000
Legal fees and expenses	1,500,000
Printing and engraving expenses	275,000
Miscellaneous	110,880

Total	$2,700,000

Item 14.   Indemnification of directors and officers.

Section 145 of the Delaware General Corporation Law, or DGCL, permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The registrant's certificate of incorporation and the registrant's bylaws will provide that the registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the full extent permitted by the DGCL, including circumstances in which indemnification is otherwise discretionary under Delaware law. In addition, the registrant will enter into separate indemnification agreements under Delaware law with its directors and executive officers which will require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities determined to arise from acts or omissions not in good faith or not reasonably believed to be in the best interests of the registrant).

These indemnification provisions and the indemnification agreements to be entered into between the registrant and its executive officers and directors may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The underwriting agreement for the offering described in this registration statement will provide for indemnification by the underwriters of the registrant and its executive officers and directors for certain liabilities, including liabilities arising under the Securities Act, or otherwise.

The registrant maintains standard policies of insurance that provide coverage (1) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to the registrant with respect to indemnification payments that it may make to such directors and officers.

Item 15.    Recent sales of unregistered securities.

On May 31, 2011, we issued 154,062 common units to Mr. Fulgham in a transaction that did not involve a public offering and that was exempt from registration under the Securities Act under Section 4(2) under the Securities Act. We did not receive any proceeds in connection with this issuance.

Item 16.    Exhibits and financial statement schedules.

(a)
Exhibits

Number	Description

1.1	Form of Underwriting Agreement
3.1	Form of Certificate of Incorporation of Stewart & Stevenson Inc.
3.2	Form of Bylaws of Stewart & Stevenson Inc.
3.3	Form of Plan of Conversion
3.4
Stewart & Stevenson LLC's Certificate of Formation (Filed as Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 filed on February 2, 2007 (File No. 333-140441) and incorporated herein by reference.)
3.5
Stewart & Stevenson LLC's Operating Agreement (Filed as Exhibit 3.7 to the Registrant's Registration Statement on Form S-4 filed on February 2, 2007 (File No. 333-140441) and incorporated herein by reference.)
4.1	Form of specimen Common Stock certificate
4.2
Indenture dated as of July 6, 2006, among Stewart & Stevenson LLC, Stewart & Stevenson Corp., the Subsidiary Guarantors (as defined therein) and Wells Fargo Bank, National Association (Filed as Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-138952), filed on January 31, 2007, and incorporated herein by reference.)
4.3
First Supplemental Indenture, dated as of March 10, 2010, among Stewart & Stevenson LLC, Stewart & Stevenson Manufacturing Technologies LLC and Wells Fargo Bank, National Association, to Indenture dated as of July 6, 2006 (Filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 2010 filed on June 6, 2010 (File No. 001-33836) and incorporated herein by reference.)
4.4
Second Supplemental Indenture, dated as of March 23, 2011, among Stewart & Stevenson LLC, EMDSI-Hunt Power, L.L.C. and Wells Fargo Bank, National Association, to Indenture dated July 6, 2006 (filed as Exhibit 10.1(b) to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed on May 2, 2011 (File No. 001-33836) and incorporated herein by reference.)
5.1	Opinion of Jones Day(1)

Number	Description

10.1	Second Amended and Restated Credit Agreement dated as of February 13, 2007 by and among Stewart & Stevenson LLC, Stewart & Stevenson Distributor Holdings LLC, Stewart & Stevenson Power Products LLC, Stewart & Stevenson Petroleum Services LLC, Stewart & Stevenson Funding Corp., S&S Agent LLC, the Canadian Borrowers party thereto, the lenders party thereto, JPMorgan Chase Bank, N.A. as Administrative Agent and as U.S. Collateral Agent, JPMorgan Chase Bank, NA, Toronto Branch as Canadian Administrative Agent and as Canadian Collateral Agent and JPMorgan Chase Bank, N.A., as Export-Related Lender (Filed as Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement of Form S-4, filed on February 28, 2007 (File No. 333-140441), and incorporated herein by reference.)
10.2
Asset Purchase Agreement, dated as of October 24, 2005, by and among Stewart & Stevenson Services, Inc., IPSC Co. Inc., Stewart & Stevenson Holdings, Inc., Stewart & Stevenson De Las Americas, Inc., Stewart & Stevenson International, Inc., Stewart & Stevenson Power, Inc., S&S Trust and Hushang Ansary (Filed as Exhibit 10.3 to Amendment No. 1 to the Registrant Registration Statement on Form S-1 (Reg. No. 333-138952), filed on January 31, 2007, and incorporated herein by reference.)
10.3
Asset Purchase Agreement, dated as of September 27, 2005, by and among Stewart & Stevenson Services, Inc., Stewart & Stevenson Petroleum Services, Inc., Stewart & Stevenson International, Inc., Sierra Detroit Diesel Allison, Inc., S&S Trust and Hushang Ansary (Filed as Exhibit 10.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-138952), filed on January 31, 2007, and incorporated herein by reference.)
10.4
Asset Purchase Agreement dated February 25, 2007 by and among Stewart & Stevenson LLC, Crown Energy Technologies Inc., Crown Energy Technologies, Inc., Crown Energy Technologies (Oklahoma) Inc., Crown Energy Technologies (Odessa) Inc., Crown Energy Technologies (Victoria) Inc., Crown Energy Technologies (Casper) Inc., Crown Energy Technologies (Bakersfield), Inc., Rance E. Fisher, and Todd E. Fisher (Filed as Exhibit 10.4 to Amendment No. 1 to the Registrant's Registration Statement on Form S-4, filed on February 28, 2007 (File No. 333-140441), and incorporated herein by reference.)
10.5
Stewart & Stevenson Amended and Restated 2007 Incentive Compensation Plan (Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed on June 16, 2011, and incorporated herein by reference.)
10.6	Form of Registration Rights Agreement by and among Stewart & Stevenson LLC, Parman Capital Group LLC, EC Investments B.V., Frank Carlucci and Nina Ansary
10.7	Form of Indemnification Agreement between Stewart & Stevenson Inc. and each of its officers and directors
10.8	Form of Tax Matters Agreement by and between Stewart & Stevenson Inc. and the parties identified therein
10.9
Employment Agreement, dated as of November 6, 2007, between Stewart & Stevenson LLC and Hushang Ansary (Filed as Exhibit 10.1 to the Registrant's Current Report on Form 8-K filed, on November 13, 2007, and incorporated herein by reference.)

Number	Description

10.10	Employment Agreement, dated as of February 2, 2011, between Stewart & Stevenson LLC and Stephen Fulgham (Filed as Exhibit 10.8 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed on May 2, 2011 (File No. 001-33836) and incorporated herein by reference.)
21.1
Subsidiaries of the Registrant (Filed as Exhibit 21.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2011 filed on May 2, 2011 (File No. 001-33836) and incorporated herein by reference.)
23.1	Consent of Ernst & Young LLP.(1)
23.2	Consent of Postlethwaite & Netterville.(1)
23.3	Consent of Jones Day (included in Exhibit 5.1).(1)
24.1	Powers of Attorney (Included as part of the signature page of the Registrant's Registration Statement on Form S-1 (Reg. No. 333-173867), filed on May 3, 2011)(1)

(1)
Previously filed.

Item 17.   Undertakings.

(a)   The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

(c)    The undersigned registrant hereby undertakes that:

1.     For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

2.     For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, State of Texas, on June 16, 2011.

Stewart & Stevenson LLC
By:	/s/ HUSHANG ANSARY Name: Hushang Ansary Title: Chairman of the Board of Directors

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities on June 16, 2011.

Signature	Title

/s/ HUSHANG ANSARY Hushang Ansary	Chairman
* Frank C. Carlucci	Vice Chairman and Director
* Robert L. Hargrave	Vice Chairman and Director
* Steve Fulgham	Chief Executive Officer and Director (Principal Executive Officer)
/s/ JOHN B. SIMMONS John B. Simmons	Chief Financial Officer and Director (Principal Financial Officer)
* Andrew M. Cannon	Chief Accounting Officer (Principal Accounting Officer)
* Nina Ansary	Director

Signature		Title

* James W. Crystal		Director
* Munawar H. Hidayatallah		Director
* John D. Macomber		Director
* Anthony G. Petrello		Director
* J. Robinson West		Director
*By:	/s/ JOHN B. SIMMONS Attorney-in-fact

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EXPLANATORY NOTE
Part II Information not required in prospectus
  Item 13. Other expenses of issuance and distribution.
  Item 14. Indemnification of directors and officers.
  Item 15. Recent sales of unregistered securities.
  Item 16. Exhibits and financial statement schedules.
  Item 17. Undertakings.
Signatures